Exhibit 16.1

November 4, 2024

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Acuren Corporation

File No. 333-XXXXX

Dear Sir or Madam:

We have read the “Change in the Company’s Certifying Accountant” section of Form S-4 of Acuren Corporation, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON UK LLP